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                                                                  EXHIBIT 23.3


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of City National Corporation on form S-4 of our report dated February 9, 1996 appearing in the Annual Report on Form 10-K of Ventura County National Bancorp for the year ended December 31, 1995.

/s/ Deloitte & Touche LLP

November 15, 1996
Los Angeles, California